Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS FIRST QUARTER RESULTS
(Announces 5% increase in dividend and plan to commence quarterly share repurchases)

SOUDERTON, Pa., April 27, 2022 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced net income for the quarter ended March 31, 2022 was $20.3 million, or $0.68 diluted earnings per share, compared to net income of $32.6 million, or $1.11 diluted earnings per share, for the quarter ended March 31, 2021.

Expansion Markets
The Corporation announced expansion into two new markets with the hiring of Chris Trombetta, Market President of the Western Pennsylvania ("PA") region, and Matthew Cohen, Market President of the Maryland region. Mr. Trombetta joins Univest from a regional bank where he served as SVP and Commercial Banking Team Leader for Western PA. Mr. Cohen joins Univest from a regional bank where he served as the Business Banking Regional Manager in Baltimore. Messrs. Trombetta and Cohen each will be working to identify a site in their respective regions to serve as the Corporation's regional headquarters. In addition to building commercial lending teams, Messrs. Trombetta and Cohen will be working with Univest's various lines of business to ensure that they collectively bring the full suite of products and services into these new markets. Jeffrey Schweitzer, President and CEO, commented on the recent additions and the expansion markets, "We are very excited to welcome Chris and Matt to the Univest family and are thrilled about the opportunity to enter these new markets. The success we have seen in our Central PA region demonstrates our ability to enter and grow in new markets. Our Central PA region started as a lift out of fifteen employees in 2016 and has grown to a team of over sixty-five with $1.2 billion in loans outstanding."

Digital Transformation
During the first quarter of 2022, the Corporation began development of a comprehensive digital platform which will blend our core operating systems together and allow Univest to seamlessly sell existing products and services, digitally, across an expanded footprint. Mr. Schweitzer commented, "This platform will enable us to achieve our long-term vision for a hub and spoke approach, creating an operating model that allows Univest to lean on digital capabilities as the 'spoke' and regional headquarters as the 'hubs'." The Corporation expects to launch the new digital platform by the end of the first quarter of 2023. The first quarter of 2022 results include approximately $779 thousand in expenses related to this initiative.

Dividend and Share Repurchases
On April 27, 2022, Univest declared a quarterly cash dividend of $0.21 per share to be paid on May 25, 2022 to shareholders of record as of May 11, 2022. This dividend represents an increase of $0.01 per share, or 5.0%, and is the first change in our dividend since 2006. While the Corporation has not repurchased stock in the open market since March of 2020, the Corporation intends to begin repurchasing approximately 150,000 shares per quarter. There are currently 679,174 shares available for repurchase under the Corporation's existing Repurchase Plan.

Mr. Schweitzer commented, "The dividend increase and planned repurchase activity reflect the strong capital position of the Corporation, the benefit of the rising interest rates on our profitability, and our commitment to returning value to our shareholders."

Paycheck Protection Program
As of March 31, 2022, $10.3 million in Paycheck Protection Program ("PPP") loans remained outstanding. During the quarter, $591 thousand was recorded as net interest income related to these loans, of which $552 thousand was the result of recognition of associated net deferred loan fees upon forgiveness and pay downs of PPP loans totaling $22.0 million. As of March 31, 2022, the Corporation had $272 thousand of net deferred fees on the balance sheet, which represented approximately 1.5% of the initial deferred fee amount.

Loans
Gross loans and leases, excluding PPP loans1, increased $112.2 million, or 8.5% (annualized), from December 31, 2021 primarily due to increases in commercial real estate and residential mortgage loans. Gross loans and leases, excluding PPP loans1, increased $503.9 million, or 10.3%, from March 31, 2021 primarily due to increases in commercial, commercial real estate, construction, residential mortgage loans, and lease financings.
1 Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

Deposits
Total deposits decreased $7.2 million, or 0.5% (annualized), from December 31, 2021, primarily due to decreases in consumer and public funds deposits offset by an increase in commercial deposits. Total deposits increased $736.3 million, or 13.9%, from March 31, 2021, primarily due to increases in commercial, consumer and public funds deposits.
Net Interest Income and Margin
Net interest income of $46.7 million for the first quarter of 2022 increased $1.2 million, or 2.7%, from the first quarter of 2021. The increase in net interest income for the first quarter of 2022 compared to the first quarter of 2021 was due to loan and investment balance growth outpacing declines in yield on interest-bearing assets and a decrease in the cost of interest-bearing liabilities, offset by a decrease in PPP loan income.

Net interest margin, on a tax-equivalent basis, was 2.89% for the first quarter of 2022, compared to 2.86% for the fourth quarter of 2021 and 3.12% for the first quarter of 2021. Excess liquidity reduced net interest margin by approximately 33 basis points for the quarter ended March 31, 2022 compared to 43 basis points for the quarter ended December 31, 2021 and 11 basis points for the quarter ended March 31, 2021. This excess liquidity was primarily driven by strong growth of deposit balances since the beginning of the COVID-19 pandemic, primarily due to the various pandemic-related stimulus initiatives. PPP loans had a favorable impact on net interest margin of three basis points for the quarter ended March 31, 2022 compared to eight basis points for the quarter ended December 31, 2021 and four basis points for the quarter ended March 31, 2021. As PPP loans are forgiven, the associated deferred fees are recognized in earnings, which occurred with greater frequency in 2021 as compared to 2022. Excluding the impact of excess liquidity and PPP loans, the net interest margin, on a tax-equivalent basis, was 3.19% for the quarter ended March 31, 2022 compared to 3.21% for the quarter ended December 31, 2021 and 3.19% for the quarter ended March 31, 2021.

Noninterest Income
Noninterest income for the quarter ended March 31, 2022 was $20.5 million, a decrease of $2.8 million, or 12.0%, compared to the first quarter of 2021.

Net gain on mortgage banking activities decreased $4.0 million, or 67.5%, for the quarter primarily due to a decrease in loan sales and a contraction of margins. Other income decreased $642 thousand, or 46.9%, for the quarter ended March 31, 2022, primarily due to a decrease of $657 thousand in fees on risk participation agreements for interest rate swaps driven by a decrease in customer demand.

Investment advisory commission and fee income increased $455 thousand, or 9.7%, for the quarter ended March 31, 2022, primarily due to new customer relationships and appreciation of assets under management, as a majority of investment advisory fees are billed based on the prior quarter-end assets under management balance. Insurance commission and fee income increased $615 thousand, or 12.4%, for the quarter ended March 31, 2022, primarily due to incremental revenue attributable to the insurance agency the Corporation acquired in the fourth quarter of 2021.

Other service fee income increased $564 thousand, or 25.7%, for the quarter ended March 31, 2022. Interchange fee income increased $176 thousand for the quarter ended March 31, 2022 due to increased customer activity. Mortgage servicing fees increased $262 thousand for the quarter ended March 31, 2022 driven by reduced amortization as a result of a decrease in prepayment speeds.

Noninterest Expense
Noninterest expense for the quarter ended March 31, 2022 was $45.4 million, an increase of $5.9 million, or 14.9%, compared to the first quarter of 2021.

Salaries, benefits and commissions increased $3.5 million, or 14.0%, for the quarter ended March 31, 2022. These increases reflect our continued investment in revenue producing staff across all business lines, including the acquisition of the Paul I. Schaeffer insurance agency, and annual merit increases. Additionally, during the first quarter of 2022, we incurred $387 thousand of short-term incremental guaranties related to the hiring of new producers in our Mortgage Banking line of business. Finally, the first quarter of 2021 was benefited by $582 thousand of incremental capitalized compensation related to the origination of PPP loans.

Data processing expenses increased $517 thousand, or 17.0%, for the quarter ended March 31, 2022 primarily due to continued investments in our end-to-end loan origination solution for loans below $1.0 million, customer relationship management software, internal infrastructure improvements, outsourced data processing solutions, and $103 thousand in support of our digital transformation initiative.

Professional fees increased $390 thousand, or 22.3%, for the quarter ended March 31, 2022, primarily attributable to $658 thousand in consultant fees spent in support of our digital transformation initiative, as compared to our $276 thousand investment in support of our Diversity, Equity and Inclusion training initiatives in the quarter ended March 31, 2021. Deposit insurance premiums increased $257 thousand, or 40.4%, for the quarter ended March 31, 2022, attributable to an increased assessment base primarily driven by excess liquidity.

Other expense increased $993 thousand, or 19.4%, for the quarter ended March 31, 2022 driven by increases in recruiting costs of $282 thousand due to increased hiring activity and travel and entertainment expenses of $265 thousand, which have begun to normalize as the markets we operate in continue to remain open. Additionally, we incurred costs of $330 thousand as a result of a customer who was defrauded.

Tax Provision
The effective income tax rate was 19.3% for the quarters ended March 31, 2022 and March 31, 2021, which were favorably impacted by 8 and 4 basis points, respectively, of discrete tax benefits resulting from equity compensation awards vesting in the respective quarters. Additionally, the effective tax rate reflects the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $31.5 million at March 31, 2022, compared to $34.0 million at December 31, 2021 and $38.2 million at March 31, 2021.

Net loan and lease charge-offs were $76 thousand during the first quarter of 2022 compared to $288 thousand for the quarter ended March 31, 2021. The reversal of provision for credit losses was $3.5 million for the first quarter of 2022, of which $5.7 million (after-tax benefit of $4.5 million), or $0.15 diluted earnings per share, was attributable to favorable changes in economic-related assumptions within the Corporation’s CECL model, partially offset by increases in reserves for loans, unfunded commitments and investment securities. The reversal of provision for credit losses was $11.3 million for the quarter ended March 31, 2021, of which $12.9 million (after-tax benefit of $10.2 million), or $0.35 diluted earnings per share, was attributable to favorable changes in economic-related assumptions within the Corporation’s CECL model partially offset by a reserve increase attributable to loan growth.

The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.26% at March 31, 2022, compared to 1.35% at December 31, 2021, and 1.32% at March 31, 2021. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment, excluding PPP loans2, was 1.27% at March 31, 2022 compared to 1.36% at December 31, 2021 and 1.46% at March 31, 2021.

Conference Call
Univest will host a conference call to discuss first quarter 2022 results on Thursday, April 28, 2022 at 9:00 a.m. EST. Participants may preregister at https://www.incommglobalevents.com/registration/q4inc/10559/univest-financial-corporation-to-hold-first-quarter-2022-earnings-call/. The general public can access the
2 Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

call by dialing 1-844-200-6205; using Access Code 206799. A replay of the conference call will be available through May 28, 2022 by dialing 1-866-813-9403; using Access Code: 439536.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.1 billion in assets and $4.6 billion in assets under management and supervision through its Wealth Management lines of business at March 31, 2022. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations of lead to higher operating costs; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and credit loss provisions; (4) changes in economic conditions nationally and in our market; (5) economic assumptions that may impact our allowance for credit losses calculation; (6) legislative, regulatory or tax changes that may adversely affect businesses; (7) technological issues that may adversely affect our operations or those of our customers; (8) changes in the securities markets; (9) the current or anticipated impact of military conflict, terrorism or other geopolitical events; or (10) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

Additionally, it is difficult to predict the continued effects of the COVID-19 pandemic on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: (1) demand for our products and services may decline; (2) if economic conditions worsen, loan delinquencies, problem assets, and foreclosures may increase and our allowance for credit losses may have to be increased; (3) collateral for loans, especially real estate, may decline in value; (4) the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; (5) a material decrease in net income or a net loss over several quarters could result in the elimination of or a decrease in the rate of our quarterly cash dividend; (6) our wealth management revenues may decline with market turmoil; and (7) our cyber security risks may increase as the result of an increase in the number of employees working remotely. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2022
(Dollars in thousands)

Balance Sheet (Period End)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
ASSETS
Cash and due from banks	$57,307	$49,202	$67,517	$50,358	$35,117
Interest-earning deposits with other banks	716,474	840,948	834,840	153,091	152,200
Cash and cash equivalents	773,781	890,150	902,357	203,449	187,317
Investment securities held-to-maturity	166,339	176,983	112,643	119,692	135,153
Investment securities available for sale, net of allowance for credit losses	349,994	317,007	277,773	274,862	238,829
Investments in equity securities	2,569	2,999	2,961	2,872	3,524
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	26,330	28,186	28,679	25,228	25,571
Loans held for sale	14,521	21,600	29,093	27,322	22,636
Loans and leases held for investment	5,400,786	5,310,017	5,252,045	5,327,313	5,415,006
Less: Allowance for credit losses, loans and leases	(68,286)	(71,924)	(70,146)	(71,355)	(71,497)
Net loans and leases held for investment	5,332,500	5,238,093	5,181,899	5,255,958	5,343,509
Premises and equipment, net	50,429	56,882	55,354	56,067	55,650
Operating lease right-of-use assets	30,498	30,407	31,570	33,688	34,317
Goodwill	175,510	175,510	172,559	172,559	172,559
Other intangibles, net of accumulated amortization	11,784	11,848	9,359	9,396	9,225
Bank owned life insurance	119,398	118,699	117,981	117,765	118,435
Accrued interest and other assets	54,087	54,057	57,624	57,447	69,940
Total assets	$7,107,740	$7,122,421	$6,979,852	$6,356,305	$6,416,665

LIABILITIES
Noninterest-bearing deposits	$2,136,467	$2,065,423	$1,861,007	$1,872,031	$1,857,547
Interest-bearing deposits:	3,911,465	3,989,701	4,077,147	3,446,673	3,454,045
Total deposits	6,047,932	6,055,124	5,938,154	5,318,704	5,311,592
Short-term borrowings	18,976	20,106	14,101	25,251	26,676
Long-term debt	95,000	95,000	95,000	95,000	95,000
Subordinated notes	98,952	98,874	98,797	98,719	173,617
Operating lease liabilities	33,566	33,453	34,641	37,131	37,737
Accrued expenses and other liabilities	39,459	46,070	43,136	41,502	49,588
Total liabilities	6,333,885	6,348,627	6,223,829	5,616,307	5,694,210

SHAREHOLDER'S EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	297,945	299,181	298,033	297,208	296,177
Retained earnings	389,332	375,124	363,607	348,579	333,581
Accumulated other comprehensive loss, net of tax benefit	(31,909)	(16,353)	(20,073)	(19,545)	(20,440)
Treasury stock, at cost	(39,297)	(41,942)	(43,328)	(44,028)	(44,647)
Total shareholders’ equity	773,855	773,794	756,023	739,998	722,455
Total liabilities and shareholders’ equity	$7,107,740	$7,122,421	$6,979,852	$6,356,305	$6,416,665

	For the three months ended,
Balance Sheet (Average)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Assets	$7,047,980	$7,088,289	$6,698,177	$6,443,629	$6,383,463
Investment securities, net of allowance for credit losses	522,128	469,588	395,280	385,694	374,369
Loans and leases, gross	5,344,698	5,255,279	5,320,411	5,389,110	5,325,897
Deposits	5,984,815	6,041,798	5,666,725	5,351,089	5,296,147
Shareholders' equity	774,358	762,334	746,185	728,750	699,736

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
March 31, 2022
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Commercial, financial and agricultural	$932,485	$956,396	$927,015	$920,621	$871,996
Paycheck Protection Program	10,298	31,748	85,601	252,849	528,452
Real estate-commercial	2,816,737	2,718,535	2,669,898	2,600,919	2,531,700
Real estate-construction	285,083	283,918	260,874	274,529	249,652
Real estate-residential secured for business purpose	412,486	409,900	412,001	407,664	387,801
Real estate-residential secured for personal purpose	568,735	540,566	535,705	513,330	494,349
Real estate-home equity secured for personal purpose	160,134	158,909	159,029	160,018	162,529
Loans to individuals	26,249	25,504	26,458	25,845	25,468
Lease financings	188,579	184,541	175,464	171,538	163,059
Total loans and leases held for investment, net of deferred income	5,400,786	5,310,017	5,252,045	5,327,313	5,415,006
Less: Allowance for credit losses, loans and leases	(68,286)	(71,924)	(70,146)	(71,355)	(71,497)
Net loans and leases held for investment	$5,332,500	$5,238,093	$5,181,899	$5,255,958	$5,343,509

Asset Quality Data (Period End)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$30,876	$33,210	$34,528	$37,466	$29,996
Accruing loans and leases 90 days or more past due	274	498	2,204	750	664
Accruing troubled debt restructured loans and leases	51	51	51	52	52
Total nonperforming loans and leases	31,201	33,759	36,783	38,268	30,712
Other real estate owned	279	279	279	279	7,481
Total nonperforming assets	$31,480	$34,038	$37,062	$38,547	$38,193
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	0.57%	0.63%	0.66%	0.70%	0.55%
Nonperforming loans and leases / Loans and leases held for investment	0.58%	0.64%	0.70%	0.72%	0.57%
Nonperforming assets / Total assets	0.44%	0.48%	0.53%	0.61%	0.60%

Allowance for credit losses, loans and leases	$68,286	$71,924	$70,146	$71,355	$71,497
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.26%	1.35%	1.34%	1.34%	1.32%
Allowance for credit losses, loans and leases / Loans and leases held for investment, excluding Paycheck Protection Program loans (1)	1.27%	1.36%	1.36%	1.41%	1.46%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases held for investment	221.16%	216.57%	203.16%	212.97%	238.36%
Allowance for credit losses, loans and leases / Nonperforming loans and leases held for investment	218.86%	213.05%	190.70%	208.00%	232.80%

	For the three months ended,
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Net loan and lease charge-offs (recoveries)	$76	$(243)	$(75)	$243	$288
Net loan and lease charge-offs (recoveries) (annualized)/Average loans and leases	0.01%	(0.02)%	(0.01)%	0.02%	0.02%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2022
(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Interest income	$51,198	$52,262	$53,571	$52,441	$51,457
Interest expense	4,538	4,737	4,884	5,684	6,043
Net interest income	46,660	47,525	48,687	46,757	45,414
(Reversal of provision) provision for credit losses	(3,450)	1,392	(182)	(59)	(11,283)
Net interest income after provision for credit losses	50,110	46,133	48,869	46,816	56,697
Noninterest income:
Trust fee income	2,102	2,086	2,126	2,157	2,034
Service charges on deposit accounts	1,504	1,486	1,422	1,314	1,282
Investment advisory commission and fee income	5,152	4,885	4,796	4,558	4,697
Insurance commission and fee income	5,570	3,726	3,837	3,839	4,955
Other service fee income	2,756	2,759	2,576	2,748	2,192
Bank owned life insurance income	699	719	925	1,620	717
Net gain on sales of investment securities	30	5	21	54	65
Net gain on mortgage banking activities	1,929	2,518	3,224	3,461	5,938
Other income	728	1,008	1,625	479	1,370
Total noninterest income	20,470	19,192	20,552	20,230	23,250
Noninterest expense:
Salaries, benefits and commissions	28,245	27,374	26,641	25,396	24,780
Net occupancy	2,716	2,477	2,525	2,656	2,739
Equipment	982	985	1,000	968	946
Data processing	3,567	3,355	3,274	3,064	3,050
Professional fees	2,138	1,750	2,174	2,015	1,748
Marketing and advertising	425	683	539	561	280
Deposit insurance premiums	893	698	765	613	636
Intangible expenses	341	267	214	249	249
Other expense	6,105	5,746	6,116	5,764	5,112
Total noninterest expense	45,412	43,335	43,248	41,286	39,540
Income before taxes	25,168	21,990	26,173	25,760	40,407
Income tax expense	4,851	4,578	5,262	4,885	7,804
Net income	$20,317	$17,412	$20,911	$20,875	$32,603
Net income per share:
Basic	$0.69	$0.59	$0.71	$0.71	$1.11
Diluted	$0.68	$0.59	$0.71	$0.71	$1.11
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted average shares outstanding	29,542,467	29,471,304	29,420,256	29,389,525	29,327,432
Period end shares outstanding	29,636,425	29,500,542	29,438,402	29,411,731	29,379,575

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2022

	For the three months ended,
Profitability Ratios (annualized)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Return on average assets	1.17%	0.97%	1.24%	1.30%	2.07%
Return on average shareholders' equity	10.64%	9.06%	11.12%	11.49%	18.90%
Return on average tangible common equity (1)(3)	14.04%	11.93%	14.63%	15.26%	25.35%
Net interest margin (FTE)	2.89%	2.86%	3.11%	3.15%	3.12%
Efficiency ratio (2)	67.0%	64.3%	61.8%	60.7%	57.0%

Capitalization Ratios
Dividends declared to net income	29.1%	33.9%	28.1%	28.2%	18.0%
Shareholders' equity to assets (Period End)	10.89%	10.86%	10.83%	11.64%	11.26%
Tangible common equity to tangible assets (1)	8.58%	8.56%	8.55%	9.15%	8.77%
Common equity book value per share	$26.11	$26.23	$25.68	$25.16	$24.59
Tangible common equity book value per share (1)	$20.06	$20.14	$19.75	$19.22	$18.64

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.35%	9.13%	9.53%	9.64%	9.45%
Common equity tier 1 risk-based capital ratio	11.07%	11.08%	11.15%	11.04%	11.08%
Tier 1 risk-based capital ratio	11.07%	11.08%	11.15%	11.04%	11.08%
Total risk-based capital ratio	13.73%	13.77%	13.87%	13.82%	15.13%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	March 31, 2022			December 31, 2021
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$733,173	$357	0.20%	$914,287	$370	0.16%
U.S. government obligations	5,222	26	2.02	6,999	37	2.10
Obligations of state and political subdivisions*	2,332	19	3.30	2,334	19	3.23
Other debt and equity securities	514,574	2,339	1.84	460,255	1,845	1.59
Federal Home Loan Bank, Federal Reserve Bank and other stock	27,115	355	5.31	28,402	375	5.24
Total interest-earning deposits, investments and other interest-earning assets	1,282,416	3,096	0.98	1,412,277	2,646	0.74
Commercial, financial, and agricultural loans	901,555	7,571	3.41	869,471	7,022	3.20
Paycheck Protection Program loans	18,402	591	13.02	53,745	1,568	11.57
Real estate—commercial and construction loans	2,904,602	25,820	3.61	2,826,720	26,669	3.74
Real estate—residential loans	1,116,356	9,882	3.59	1,107,911	10,165	3.64
Loans to individuals	25,799	238	3.74	26,462	249	3.73
Municipal loans and leases*	242,508	2,434	4.07	245,038	2,515	4.07
Lease financings	135,476	2,075	6.21	125,932	1,951	6.15
Gross loans and leases	5,344,698	48,611	3.69	5,255,279	50,139	3.79
Total interest-earning assets	6,627,114	51,707	3.16	6,667,556	52,785	3.14
Cash and due from banks	53,698			54,958
Allowance for credit losses, loans and leases	(72,067)			(71,020)
Premises and equipment, net	53,948			56,087
Operating lease right-of-use assets	30,394			31,048
Other assets	354,893			349,660
Total assets	$7,047,980			$7,088,289
Liabilities:
Interest-bearing checking deposits	$881,462	$443	0.20%	$939,478	$493	0.21%
Money market savings	1,542,581	904	0.24	1,616,890	968	0.24
Regular savings	1,021,550	238	0.09	997,814	253	0.10
Time deposits	473,589	1,306	1.12	487,434	1,370	1.12
Total time and interest-bearing deposits	3,919,182	2,891	0.30	4,041,616	3,084	0.30
Short-term borrowings	17,636	2	0.05	14,144	1	0.03
Long-term debt	95,000	317	1.35	95,000	325	1.36
Subordinated notes	98,911	1,328	5.45	98,833	1,327	5.33
Total borrowings	211,547	1,647	3.16	207,977	1,653	3.15
Total interest-bearing liabilities	4,130,729	4,538	0.45	4,249,593	4,737	0.44
Noninterest-bearing deposits	2,065,633			2,000,182
Operating lease liabilities	33,452			34,114
Accrued expenses and other liabilities	43,808			42,066
Total liabilities	6,273,622			6,325,955
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	298,975			298,508
Retained earnings and other equity	317,599			306,042
Total shareholders' equity	774,358			762,334
Total liabilities and shareholders' equity	$7,047,980			$7,088,289
Net interest income		$47,169			$48,048
Net interest spread			2.71			2.70
Effect of net interest-free funding sources			0.18			0.16
Net interest margin			2.89%			2.86%
Ratio of average interest-earning assets to average interest-bearing liabilities	160.43	%		156.90	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Net interest income includes net deferred (costs) fees of $(136) thousand and $707 thousand for the three months ended March 31, 2022 and December 31, 2021.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2022 and December 31, 2021 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended March 31,
Tax Equivalent Basis	2022			2021
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$733,173	$357	0.20%	$237,548	$56	0.10%
U.S. government obligations	5,222	26	2.02	6,998	36	2.09
Obligations of state and political subdivisions*	2,332	19	3.30	11,544	105	3.69
Other debt and equity securities	514,574	2,339	1.84	355,827	1,267	1.44
Federal Home Loan Bank, Federal Reserve Bank and other stock	27,115	355	5.31	26,368	348	5.35
Total interest-earning deposits, investments and other interest-earning assets	1,282,416	3,096	0.98	638,285	1,812	1.15
Commercial, financial, and agricultural loans	901,555	7,571	3.41	782,208	6,798	3.52
Paycheck Protection Program loans	18,402	591	13.02	506,939	4,524	3.62
Real estate—commercial and construction loans	2,904,602	25,820	3.61	2,621,981	24,458	3.78
Real estate—residential loans	1,116,356	9,882	3.59	1,037,000	9,873	3.86
Loans to individuals	25,799	238	3.74	26,447	265	4.06
Municipal loans and leases*	242,508	2,434	4.07	245,638	2,530	4.18
Lease financings	135,476	2,075	6.21	105,684	1,737	6.67
Gross loans and leases	5,344,698	48,611	3.69	5,325,897	50,185	3.82
Total interest-earning assets	6,627,114	51,707	3.16	5,964,182	51,997	3.54
Cash and due from banks	53,698			55,311
Allowance for credit losses, loans and leases	(72,067)			(83,254)
Premises and equipment, net	53,948			55,826
Operating lease right-of-use assets	30,394			34,033
Other assets	354,893			357,365
Total assets	$7,047,980			$6,383,463
Liabilities:
Interest-bearing checking deposits	$881,462	$443	0.20%	$817,940	$490	0.24%
Money market savings	1,542,581	904	0.24	1,243,673	853	0.28
Regular savings	1,021,550	238	0.09	959,232	298	0.13
Time deposits	473,589	1,306	1.12	525,800	1,759	1.36
Total time and interest-bearing deposits	3,919,182	2,891	0.30	3,546,645	3,400	0.39
Short-term borrowings	17,636	2	0.05	17,894	2	0.05
Long-term debt	95,000	317	1.35	101,333	348	1.39
Subordinated notes	98,911	1,328	5.45	183,340	2,293	5.07
Total borrowings	211,547	1,647	3.16	302,567	2,643	3.54
Total interest-bearing liabilities	4,130,729	4,538	0.45	3,849,212	6,043	0.64
Noninterest-bearing deposits	2,065,633			1,749,502
Operating lease liabilities	33,452			37,415
Accrued expenses and other liabilities	43,808			47,598
Total liabilities	6,273,622			5,683,727
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	298,975			296,136
Retained earnings and other equity	317,599			245,816
Total shareholders' equity	774,358			699,736
Total liabilities and shareholders' equity	$7,047,980			$6,383,463
Net interest income		$47,169			$45,954
Net interest spread			2.71			2.90
Effect of net interest-free funding sources			0.18			0.22
Net interest margin			2.89%			3.12%
Ratio of average interest-earning assets to average interest-bearing liabilities	160.43	%		154.95	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred (costs) fees of $(136) thousand and $2.3 million for the three months ended March 31, 2022 and 2021, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2022 and 2021 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)

(Dollars in thousands)	As of March 31, 2022
Industry Description	Total Outstanding Balance (excl PPP)	% of Commercial Loan Portfolio	$ Balance of Modified Loans (1)	Modified Loans as a % of Portfolio (excl PPP) (1)
CRE - Retail	$359,125	8.1%	$—	—%
Animal Production	310,747	7.0	—	—
CRE - Multi-family	244,480	5.5	—	—
CRE - 1-4 Family Residential Investment	234,653	5.3	—	—
CRE - Office	231,125	5.2	—	—
Hotels & Motels (Accommodation)	186,497	4.2	1,437	0.8
Nursing and Residential Care Facilities	168,896	3.8	—	—
CRE - Industrial / Warehouse	160,318	3.6	—	—
Education	151,238	3.4	—	—
Specialty Trade Contractors	133,455	3.0	—	—
CRE - Mixed-Use - Residential	116,479	2.6	—	—
CRE - Medical Office	108,836	2.4	—	—
Homebuilding (tract developers, remodelers)	101,112	2.3	—	—
Merchant Wholesalers, Durable Goods	93,073	2.1	—	—
Motor Vehicle and Parts Dealers	89,723	2.0	—	—
Crop Production	85,886	1.9	—	—
Food Manufacturing	78,597	1.8	—	—
Wood Product Manufacturing	77,165	1.7	—	—
Rental and Leasing Services	72,878	1.6	—	—
Food Services and Drinking Places	71,327	1.6	473	0.7
Administrative and Support Services	69,578	1.6	—	—
Merchant Wholesalers, Nondurable Goods	64,564	1.5	—	—
Personal and Laundry Services	61,402	1.4	—	—
Fabricated Metal Product Manufacturing	60,398	1.4	—	—
Religious Organizations, Advocacy Groups	56,869	1.3	—	—
Miniwarehouse / Self-Storage	54,382	1.2	—	—
Repair and Maintenance	53,267	1.2	—	—
Industries with >$50 million in outstandings	$3,496,070	78.6%	$1,910	0.1%
Industries with <$50 million in outstandings	$950,721	21.4%	$790	0.1%
Total Commercial Loans	$4,446,791	100.0%	$2,700	0.1%

Consumer Loans and Lease Financings	Total Outstanding Balance		$ Balance of Modified Loans (1)	Modified Loans as a % of Portfolio (excl PPP) (1)
Real Estate-Residential Secured for Personal Purpose	$568,735		$—	—%
Real Estate-Home Equity Secured for Personal Purpose	160,134		—	—
Loans to Individuals	26,249		—	—
Lease Financings	188,579		—	—
Total Consumer Loans and Lease Financings	$943,697		$—	—%

Total	$5,390,488		$2,700	0.1%
(1) Loan modifications referenced above were made in accordance with Section 4013 of the CARES Act, the Consolidated Appropriations Act, 2021 and the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus and therefore were not classified as TDRs as of March 31, 2022.

Univest Financial Corporation
Non-GAAP Reconciliation
March 31, 2022

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,
(Dollars in thousands)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Net income	$20,317	$17,412	$20,911	$20,875	$32,603
Amortization of intangibles, net of tax	269	211	169	197	197
Net income before amortization of intangibles	$20,586	$17,623	$21,080	$21,072	$32,800

Shareholders' equity	$773,855	$773,794	$756,023	$739,998	$722,455
Goodwill	(175,510)	(175,510)	(172,559)	(172,559)	(172,559)
Other intangibles (a)	(3,936)	(4,210)	(1,922)	(2,073)	(2,326)
Tangible common equity	$594,409	$594,074	$581,542	$565,366	$547,570

Total assets	$7,107,740	$7,122,421	$6,979,852	$6,356,305	$6,416,665
Goodwill	(175,510)	(175,510)	(172,559)	(172,559)	(172,559)
Other intangibles (a)	(3,936)	(4,210)	(1,922)	(2,073)	(2,326)
Tangible assets	$6,928,294	$6,942,701	$6,805,371	$6,181,673	$6,241,780

Average shareholders' equity	$774,358	$762,334	$746,185	$728,750	$699,736
Average goodwill	(175,510)	(173,553)	(172,559)	(172,559)	(172,559)
Average other intangibles (a)	(4,090)	(2,696)	(1,983)	(2,209)	(2,464)
Average tangible common equity	$594,758	$586,085	$571,643	$553,982	$524,713

Loans and leases held for investment, gross	$5,400,786	$5,310,017	$5,252,045	$5,327,313	$5,415,006
Paycheck Protection Program ("PPP") loans	(10,298)	(31,748)	(85,601)	(252,849)	(528,452)
Gross loans and leases, excluding PPP loans	$5,390,488	$5,278,269	$5,166,444	$5,074,464	$4,886,554

Allowance for credit losses, loans and leases	$68,286	$71,924	$70,146	$71,355	$71,497
Gross loans and leases, excluding PPP loans	5,390,488	5,278,269	5,166,444	5,074,464	4,886,554
Allowance for credit losses, loans and leases as a percentage of gross loans and leases excluding PPP loans	1.27%	1.36%	1.36%	1.41%	1.46%

(a) Amount does not include mortgage servicing rights